EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96063
(To Prospectus dated July 7, 2003)



                           [B2B Internet HOLDRS logo]





                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust



     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

              The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                      Primary
                                                            Share     Trading
                  Name of Company              Ticker      Amounts     Market
       ------------------------------------  ----------  -----------  --------
       Agile Software Corporation               AGIL          4       NASDAQ
       Ariba, Inc.                              ARBA         14       NASDAQ
       CheckFree Corporation                    CKFR          4       NASDAQ
       Commerce One, Inc.                       CMRC         1.2      NASDAQ
       FreeMarkets, Inc.                        FMKT          3       NASDAQ
       Internet Capital Group, Inc.             ICGED        15       NASDAQ
       Pegasus Solutions, Inc.                  PEGS          2       NASDAQ
       QRS Corporation                          QRSI          1       NASDAQ
       Retek, Inc.                              RETK          3       NASDAQ
       SciQuest, Inc.                           SQST         0.4      NASDAQ
       VerticalNet, Inc.                        VERT         0.6      NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is March 31, 2004.